                              SEPARATION AGREEMENT


         THIS SEPARATION AGREEMENT(the "Agreement"), dated as of July 6, 1998, is by and between Edward K. Wissing ("Wissing") and American HomePatient, Inc., a Delaware corporation (the "Company").


                                    RECITALS

         A. Wissing entered into an Employment Agreement, dated as of October 1, 1991 (the "Employment Agreement"), with Diversicare, Inc., a Delaware Corporation ("Diversicare"). The Company is the successor to Diversicare.

         B. The Employment Agreement is subject to amendments dated as of June 10, 1994 ("Amendment No. 1 to Employment Agreement"), December 1, 1995 ("Amendment No. 2 to Employment Agreement"), and December 23, 1997 ("Amendment No. 3 to Employment Agreement") (collectively, the "Amendments"). Defined terms used herein but not defined herein shall have the meanings set for in the Employment Agreement and the Amendments.

         C. The term of the Employment Agreement currently extends until October 1, 2000.

         D. Wissing and the Company desire to document their agreement regarding Wissing's separation from employment with the Company.

         E. The Company has entered into Nonqualified Stock Option Agreements (the "Option Agreements"), pursuant to which Wissing received options to purchase an aggregate of 396,500 shares of the Company's common stock, which options shall be deemed to be fully vested pursuant to the Employment Agreement and this Agreement and shall not lapse or terminate as a result of this Agreement or the transactions contemplated hereby.

         F. The parties acknowledge the costs, hazards, and risks of leaving any uncertainty as to their relationships and, in part, desire to provide for an orderly termination of the employment relationship between the Company and Wissing and to settle in the manner set forth in this Agreement any claims or controversies which might arise between Wissing and the Company with respect to Wissing's employment with the Company, Wissing's separation from employment with the Company, and any claims pursuant to the Employment Agreement or the Option Agreements.

         NOW, THEREFORE, FOR GOOD AND ADEQUATE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY EXPRESSLY ACKNOWLEDGED, THE PARTIES AGREE AS
FOLLOWS:

         1. RESIGNATION. Wissing hereby resigns effective July 6,1998 from his positions as President and Chief Executive Officer of the Company and from all positions that he holds as a director, officer or employee of any subsidiaries or affiliates of the Company. Wissing's Period of Employment by the Company shall cease as of September 30, 1998 (the "Effective Date"). Wissing shall remain in his capacity as a director of the Company.

         2. COMPENSATION DUE. In full satisfaction of the Company's obligations to Wissing under the Employment Agreement, as amended by Section 1 of Amendment No. 3 to Employment Agreement, and in consideration of the noncompetition provisions contained herein, the Company hereby agrees to pay to Wissing his regular salary through the Effective Date plus the total sum of $1,087,917, comprised of the following components: (i) $975,000 (representing 300% of the base salary of Wissing currently in effect); (ii) $16,667 (representing deferred compensation through August, 1998 due to Wissing); (iii) $65,000 (representing 8/12 of Wissing's incentive compensation received in fiscal year 1997) and (iv) $31,250 (representing accrued vacation pay). The compensation due Wissing shall be paid as follows: $837,917 shall be paid on or before July 6,1998, and $250,000 shall be paid on or before July 6,1999, subject to required withholding amounts.

         3. OPTIONS. Notwithstanding any terms in the Option Agreements or in the Plan to the contrary, all options issued to Wissing under the Option Agreements shall be fully vested as of the Effective Date and shall remain exercisable for the term set forth in each grant, which term shall not be shortened as a result of Wissing's termination of employment.

         4. BENEFITS. The Company shall continue in force or pay in lump sum the benefits and perquisites currently received by Wissing for a period of thirty-six (36) months from the Effective Date. The benefits and perquisites to which Wissing shall be entitled include, but are not limited to, the following:
(i) health insurance, (ii) supplementary health plan payments, (iii) auto and related expenses, and (iv) participation in the Company SERP. Wissing shall not be entitled to continued participation in the ESPP or 401(k).

         5. INDEMNIFICATION. The Company and Wissing acknowledge that the Indemnification Agreement dated July 29,1994 shall remain in effect according to its terms.

         6. CONTINUING OBLIGATIONS OF WISSlNG. Wissing hereby acknowledges and agrees as follows:

                  A. Wissing will, upon reasonable notice, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims, issues or legal actions in which the Company is or may become a party that relate in any way to events occurring during the Period of Employment.

                  B. Wissing recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Wissing will not give to any person, firm, association, corporation or governmental agency any confidential information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. Wissing will not make use of any confidential information for his own purposes or for the benefit of any person or organization other than the Company. Wissing will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company whether made by Wissing or otherwise coming into his possession are confidential and will remain the property of the Company.

                  C. For a twenty-four (24) month period after the Effective
Date,

                           (i) Wissing will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company; provided, however, that Wissing may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Wissing agrees that this covenant is reasonable with respect to its duration and scope and that no geographical limitations are appropriate because the Company does business in many areas of the United States;

                           (ii) Wissing will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of the Company to leave the employ of the Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company;

                           (iii) Wissing will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to him to be a customer of the Company as of the Effective Date, whether or not he had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Company; and

                           (iv) Wissing will not make any statements or perform any acts intended to advance the interest of any existing or prospective competitors of the Company, and, except for truthful statements required to be made by law, Wissing will not disparage in any way the Company, or any of its shareholders, directors, officers, employees, or agents. Likewise, except for truthful statements required to be made by law, neither the Company, nor its affiliates, directors, officers, employees or agents will disparage Wissing in any way.

                  D. Wissing acknowledges that his breach or threatened or attempted breach of any provision of this section of the Separation Agreement would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of this section without being required to prove damages or furnish any bond or other security.

                  E. Wissing shall not be bound by the provisions of this
section in the event of the default by the Company in its obligations under this Agreement.

         7. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed, or modified, and the terms hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising the right, power or privilege hereunder shall authorize a waiver thereof. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

         8. SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted.

         9. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties with respect to the transactions contemplated in this Agreement and there are no understandings or agreements relating to this Agreement that are not fully expressed in this Agreement.

         11. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns and legal representatives. The Company may assign this Agreement as a part of any transaction involving a sale, merger or reorganization of the Company. Neither the Company nor Wissing shall have any other right to assign this Agreement without the prior written consent of the other party.

         12. ATTORNEYS' FEES. In the event of any litigation arising out of this Agreement, the prevailing party in such arbitration or litigation shall be entitled to recover reasonable costs and expenses incurred in connection with such arbitration or litigation, including, but not limited to, attorneys' fees.

         13. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         14. HEADINGS. The headings in this Agreement are for reference only, and shall not effect the interpretation of this Agreement.

         In witness whereof, the parties have signed this Agreement as of July 6, 1998.

                                         /s/ EDWARD K. WISSING
                                         ---------------------------------------
                                         Edward K. Wissing


                                         AMERICAN HOMEPATIENT, INC.


                                         By: /s/ ALLAN SILBER
                                             -----------------------------------

                                         Name: Allan Silber
                                               ---------------------------------
                                         Its:
                                              ----------------------------------

                                                                    Confidential



                 Ed Wissing -- Summary of Separation Agreement
                                Updated 7/23/98


I. Normal Payroll through 8/31/98

          - Base at $300,000
          - Stopped PAC, UW and ESPP 7/1/98
          - Normal Medical Insurance Continues $53.27/mo
          - Car allowance $700/mo continues

     a) ESPP will cease and 1998 monies returned to EKW at time of departure estimated $9,000
     b) Supplemental Health for calendar 1998. Paid 7/1/98
     c) SERP EKW contributed 6% of $325,000 ($19,500) and company matched in Q1 1998. Full year contribution and match already made.

II. Separation Terms -- Paid via payroll with appropriate tax deduction and withholding.

     a) 3 years @ $325,000/year                   $  975,000
     b) 8/12 of 1997 bonus of $97,500             $   65,000
     c) 8/12 of $25,000 (difference between
        98 base and 98 contractual)               $   16,667
     d) Accrued vacation -- 200 hours             $   31,250
     e) Executive Medical (cash in lieu of continuing benefit in force -- 1998 calendar year payment made 7/1/98) 4/12 of 1998 already paid.
          $3,000 for 1999
          $3,000 for 2000                         $    8,000
        8/12 of $3,000 = $2,000 for 2001
     f) 36 months auto allowance @ $700/mo        $   25,200
                                                  ----------
                                                  $1,121,117

III. SERP -- Separate payment      EKW to SERP
                                   AHOM to SERP

     a) 1998 EKW contribution and company 6% match already done
     b) 3 year 6% match on $325,000
          EKW contributes at least $52,000 of $1,121,117 to preserve plan and tax status.

          Company to match:
               9/1--12/31/98                 already matched
               1999 6% of $325,000           $19,500
               2000 6% of $325,000           $19,500
       8/12 of 2001 6% of $325,000           $13,000
                                             -------
                                             $52,000

IV.  Other Benefits and perks -- Cash in Lump Sum
          Automobile Expenses check to be sent from Accounts Payable   $   3,000

V.   Other -- Deduction
          a) $53.27/month medical insurance x 36 months (to 8/31/98) = $1,917.72 EKW to pay in one lump sum
          (Any increase in insurance to be paid for by Company)
          b) Payroll advance from 1992 to be deducted                  $2,558.00
                                                                       ---------
                                                                       $4,475.72

VI.  Payment Plan
          a) Section II       $1,121,117.00*
             Less VI          $    4,475.72
                              -------------
                              $1,116,641.30*

          *$250,000 of the amount before withholding will be a deferred payment until 7/7/99

          b) $52,000 AHOM pays to SERP as contribution
          c) $ 3,000 to EKW from Accounts Payable System

VII. Ed will continue as a Non-employee board member after 8/31/98 and will receive Non-Employee Directors compensation.